                          GASONICS INTERNATIONAL CORPORATION
                             EMPLOYEE STOCK PURCHASE PLAN

                (AS AMENDED AND RESTATED EFFECTIVE DECEMBER 17, 1996)


  I.     PURPOSE

         A. The GaSonics International Corporation Employee Stock Purchase Plan (the "Plan") is intended to provide eligible employees of the Corporation and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

         B. The Plan was adopted on January 27, 1994 by the Board of Directors of Gasonics International Corporation, a California corporation ("Gasonics California"). The Plan was subsequently assumed by the Corporation in connection with the merger of Gasonics California with and into the Corporation in February 1994.

 II.     DEFINITIONS

         For purposes of administration of the Plan, the following terms shall have the meanings indicated:

         BASE SALARY means the regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in the Plan, plus any pre-tax contributions made by the Participant to any Code
Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. The following items of compensation shall NOT be included in Base
Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code
Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or one or more Corporate Affiliates under any employee benefit or welfare plan now or hereafter established.

         BOARD means the Board of Directors of the Corporation.

         CODE means the Internal Revenue Code of 1986, as periodically amended.

         COMMON STOCK means shares of the Corporation's common stock, par value $0.001 per share.

         CORPORATE AFFILIATE means any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), including any parent or subsidiary corporation which becomes such after the Effective Time.

         CORPORATION means GaSonics International Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of GaSonics International Corporation which shall by appropriate action adopt the Plan.

         EFFECTIVE TIME means the time at which the Underwriting Agreement for the initial public offering of the Common Stock is executed and finally priced. The initial offering period under the Plan shall start at the time of such execution and pricing of the Underwriting Agreement. Any Corporate Affiliate which becomes a Participating Corporation in the Plan after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

         ELIGIBLE EMPLOYEE means any person who is engaged, on a regularly-scheduled basis of more than twenty (20) hours per week for more than five (5) months per calendar year, in the rendition of personal services to the Corporation or any other Participating Corporation as an employee for earnings considered wages under Section 3401(a) of the Code.

         ENTRY DATE means the Semi-Annual Entry Date on which an Eligible Employee first joins the offering period in effect under the Plan. However, the first Entry Date for the initial offering period under the Plan shall be the Effective Time.

         FAIR MARKET VALUE means, for the Effective Time at which the initial offering period under the Plan begins, the price per share at which the Common Stock is to be sold in the initial public offering of the Common Stock pursuant to the Underwriting Agreement. For any subsequent date under the Plan on which the Common Stock is registered under Section 12(g) of the 1934 Act and traded on the open market, Fair Market Value means the closing selling price per share of the Common Stock on such date, as officially quoted on the principal securities exchange on which the Common Stock is at the time traded or, if not traded on any securities exchange, the closing selling price per share of the Common Stock on such date, as reported on the Nasdaq National Market System. If there are no sales of the Common Stock on such day, then the closing selling price per share on the next preceding day for which such closing selling price is quoted shall be determinative of Fair Market Value.

         1933 ACT means the Securities Act of 1933, as amended.

         1934 ACT means the Securities Exchange Act of 1934, as amended.


                                     2.

         PARTICIPANT means any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

         PARTICIPATING CORPORATION means the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan, as of the Effective Time, are listed in attached Schedule A.

         PLAN ADMINISTRATOR shall have the meaning given such term in Article
III.

         SEMI-ANNUAL ENTRY DATE means the first business day of January and July each calendar year within an offering period in effect under the Plan. However, the first Semi-Annual Entry Date for the initial offering period under the Plan shall be deemed to be the Effective Time.

         SEMI-ANNUAL PERIOD OF PARTICIPATION means each semi-annual period for which the Participant actually participates in an offering period in effect under the Plan. There shall be a maximum of four (4) semi-annual periods of participation within each offering period. The first such semi-annual period (which may actually be less than six (6) months for the initial offering period) shall extend from the Effective Time through the last business day in June 1994. Subsequent semi-annual periods shall be measured from the first business day of July to the last business day of December each calendar year and from the first business day of January in the succeeding calendar year to the last business day of June in that calendar year.

         SEMI-ANNUAL PURCHASE DATE means the last business day of June and December each calendar year on which shares of Common Stock are automatically purchased for Participants under the Plan. The initial Semi-Annual Purchase Date shall be June 30, 1994.

III.     ADMINISTRATION

         The Plan Administrator shall have sole and exclusive authority to administer the Plan and shall consist of a committee (the "Plan Administrator") of two (2) or more non-employee Board members appointed by the Board. The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.


                                     3.

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 IV.     OFFERING PERIODS

         A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Subsection I of Article VII, Subsection A of
Article IX or Subsection B of Article X.

         B. Each offering period shall have a maximum duration of twenty-four (24) months. The duration of each offering period shall be designated by the Plan Administrator prior to the start date. However, the initial offering period shall run from the Effective Time to the last business day in December 1995. The next offering period shall commence on the first business day in January 1996 and end on the last business day in December 1997. Subsequent offering periods shall commence as designated by the Plan Administrator.

         C. The Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Entry Date on which such individual first joins the offering period in effect under the Plan and shall be automatically exercised in successive semi-annual installments on the last business day of June and December of each year. Accordingly, each purchase right may be exercised up to two (2) times each calendar year it remains outstanding.

         D. No purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until such time as
(i) the Plan shall have been approved by the stockholders of Gasonics California and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any securities exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

         E. The Participant's acquisition of Common Stock under the Plan on any Semi-Annual Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Semi-Annual Purchase Date, whether within the same or a different offering period.

  V.     ELIGIBILITY AND PARTICIPATION

         A. Each Eligible Employee of a Participating Corporation shall be eligible to participate in the Plan in accordance with the following provisions:

         - An individual who is an Eligible Employee on the start date of any offering period under the Plan shall be eligible to commence participation in that


                                     4.

    offering period on such start date or on any subsequent Semi-Annual Entry Date within that offering period. The date on which the Eligible
    Employee commences participation in the offering period shall constitute his/her Entry Date for that offering period, and on that date such individual shall be granted his/her purchase right for the offering period.

         - An individual who first becomes an Eligible Employee after the start date of any offering period under the Plan may enter that offering period on the first Semi-Annual Entry Date on which he/she is an Eligible Employee or on any subsequent Semi-Annual Entry Date within that offering period, provided he/she remains an Eligible Employee. The Semi-Annual Entry Date on which such Eligible Employee enters the offering period shall constitute his/her Entry Date for that offering period, and on that date such individual shall be granted his/her purchase right for the offering period.

         B. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before his/her scheduled Entry Date.

         C. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each Semi-Annual Period of Participation within the offering period, up to a maximum of fifteen percent (15%). The deduction rate so authorized shall continue in effect for the remainder of the offering period, except to the extent such rate is changed in accordance with the following guidelines:

         - The Participant may, at any time during a Semi-Annual Period of Participation, reduce his/her rate of payroll deduction to become effective as soon as possible after filing of the requisite reduction form with the Plan Administrator. The Participant may not, however, effect more than one such reduction per Semi-Annual Period of Participation.

         - The Participant may, prior to the commencement of any new Semi-Annual Period of Participation within the offering period, increase the rate of his/her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the fifteen percent (15%) maximum) shall become effective as of the first day of the first Semi-Annual Period of Participation following the filing of such form.

         D. Payroll deductions will automatically cease upon the termination of the Participant's purchase right in accordance with the applicable provisions of Section VII below.


                                     5.

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 VI.     STOCK SUBJECT TO PLAN

         A. The Common Stock purchasable under the Plan shall, solely in the discretion of the Plan Administrator, be made available from either authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Corporation, including shares of Common Stock purchased on the open market. The total number of shares of Common Stock which may be issued under the Plan shall not exceed 1,100,000 shares(1) (subject to adjustment under Section VI.B below). Such share reserve includes (i) the 400,000 share-increase(1) authorized by the Board on November 6, 1995 and approved by the stockholders at the 1996 Annual Stockholders Meeting plus
(ii) an additional 400,000 share increase authorized by the Board on December 17, 1996, subject to stockholder approval at the 1997 Annual Stockholders Meeting. No shares of Common Stock shall be issued under the Plan on the basis of the December 1996 share increase unless that increase is approved by the stockholders at the 1997 Annual Meeting, and in no event shall more than 773,695 shares of Common Stock be issued after November 15, 1996, assuming stockholder approval of the December 1996 share increase.

          B. In the event any change is made to the Corporation's outstanding Common Stock by reason of any stock dividend, stock split, exchange or combination of shares, recapitalization or any other change affecting the Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of securities issuable over the term of the Plan, (ii) the class and maximum number of securities purchasable per Participant on any one Semi-Annual Purchase Date and (iii) the class and number of securities and the price per share in effect under each purchase right at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Plan.

 VII.     PURCHASE RIGHTS

          An Eligible Employee who participates in the Plan for a particular offering period shall have the right to purchase shares of Common Stock, in a series of successive semi-annual installments during such offering period, upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

          A. PURCHASE PRICE. Common Stock shall be purchasable on each Semi-Annual Purchase Period within the offering period at a purchase price equal to eighty-five percent (85%) of the LOWER of (i) the Fair Market Value per share of Common Stock on the

------------------
(1) Each number reflects the 3-for-2 split of the Common Stock effected by the Corporation on November 20, 1995.

                                     6.

Participant's Entry Date into that offering period or (ii) the Fair Market Value per share on that Semi-Annual Purchase Date. However, for each Participant whose Entry Date is other than the start date of the offering period, the clause (i) amount shall in no event be less than the Fair Market Value of the Common Stock on the start date of that offering period.

          B. NUMBER OF PURCHASABLE SHARES. The number of shares purchasable per Participant on each Semi-Annual Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Semi-Annual Period of Participation ending with that Semi-Annual Purchase Date (together with any carryover deductions from the preceding Semi-Annual Period of Participation) by the purchase price in effect for the Participant for such Semi-Annual Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any Semi-Annual Purchase Date shall not exceed One Thousand Eight Hundred (1,800) shares(2), subject to periodic adjustment under Section VI.B.

          Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any of its Corporate Affiliates.

          C. PAYMENT. Payment for the Common Stock purchased under the Plan shall be effected by means of the Participant's authorized payroll deductions. Such deductions shall begin on the first pay day following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the offering period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

          D. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

          - A Participant may, at any time prior to the next Semi-Annual Purchase Date, terminate his/her outstanding purchase right under the Plan by filing the prescribed notification form with the Plan Administrator (or its designate), and no

-----------------
(2) Such number reflects the 3-for-2 split of the Common Stock effected by the Corporation on November 20, 1995.


                                     7.

     further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected for the Semi-Annual Period of Participation in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the Semi-Annual Purchase Date immediately following such termination. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

          - The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of a new stock purchase agreement and enrollment form) on or before his/her scheduled Entry Date into that offering period.

          - Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his/her purchase right remains outstanding, then that purchase right shall immediately terminate and all of the Participant's payroll deductions for the Semi-Annual Period of Participation in which such cessation of Eligible Employee status occurs shall be immediately refunded.

          E. STOCK PURCHASE. Shares of Common Stock shall automatically be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions above) on each Semi-Annual Purchase Date. The purchase shall be effected by applying each Participant's payroll deductions for the Semi-Annual Period of Participation ending on such Semi-Annual Purchase Date (together with any carryover deductions from the preceding Semi-Annual Period of Participation) to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of purchasable shares imposed under subsection
B. of this Article VII) at the purchase price in effect for the Participant for that Semi-Annual Purchase Date. Any payroll deductions not applied to such purchase because they are not sufficient to purchase a whole share shall be held for the purchase of Common Stock on the next Semi-Annual Purchase Date.
However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Semi-Annual Purchase Date shall be promptly refunded to the Participant.

          F. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in


                                     8.

excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded to such Participant.

          G. RIGHTS AS STOCKHOLDER. A Participant shall have no stockholder rights with respect to the shares subject to his/her outstanding purchase right until the shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

          A Participant shall be entitled to receive, as soon as practicable after each Semi-Annual Purchase Date, a stock certificate for the number of shares purchased on the Participant's behalf. Such certificate may, upon the Participant's request, be issued in the names of the Participant and his/her spouse as community property or as joint tenants with right of survivorship. Alternatively, the Participant may request the issuance of such certificate in "street name" for immediate deposit in a Corporation-designated brokerage account.

          H. ASSIGNABILITY. No purchase right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant's death, and during the Participant's lifetime the purchase right shall be exercisable only by the Participant.

          I. CHANGE IN OWNERSHIP. Should any of the following transactions (a "Change in Ownership") occur during the offering period:

          - a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated,

          - the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

          - any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger, then all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the effective date of such Change in Ownership by applying the payroll deductions of each Participant for the Semi-Annual Period of Participation in which such Change in Ownership occurs to the purchase of whole shares of Common Stock at eighty-five percent (85%) of the LOWER of (i) the Fair Market Value of

                                     9.

the Common Stock on the Participant's Entry Date into the offering period in which such Change in Ownership occurs or (ii) the Fair Market Value of the Common Stock immediately prior to the effective date of such Change in Ownership. However, the applicable share limitations of Articles VII and VIII shall continue to apply to any such purchase, and the clause (i) amount above shall not, for any Participant whose Entry Date for the offering period is other than the start date of that offering period, be less than the Fair Market Value of the Common Stock on such start date.

          The Corporation shall use its best efforts to provide at least ten
(10)-days prior written notice of the occurrence of any Change in Ownership, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights in accordance with the applicable provisions of this Article VII.

VIII.     ACCRUAL LIMITATIONS

          A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right outstanding under this Plan and
(ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or its Corporate Affiliates, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

          B. For purposes of applying such accrual limitations, the right to acquire Common Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:

          - The right to acquire Common Stock under each such purchase right shall accrue in a series of successive semi-annual installments as and when the purchase right first becomes exercisable for each such installment on the last business day of each Semi-Annual Period of Participation for which the right remains outstanding.

          - No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to $25,000 worth of Common Stock (determined on the basis of the Fair Market Value on the date or dates of grant) for each calendar year during which one or more of those purchase rights were at any time outstanding.

          - If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Semi-Annual Period of Participation,


                                     10.

     then the payroll deductions which the Participant made during that Semi-Annual Period of Participation with respect to such purchase right shall be promptly refunded.

          C. In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

  IX.     AMENDMENT AND TERMINATION

          A. The Board may alter, amend, suspend or discontinue the Plan following the close of any Semi-Annual Period of Participation. However, the Board may not, without the approval of the Corporation's stockholders:

          - materially increase the number of shares issuable under the Plan or the maximum number of shares purchasable per Participant on any one Semi-Annual Purchase Date, except that the Plan Administrator shall have the authority, exercisable without such stockholder approval, to effect adjustments to the extent necessary to reflect changes in the Corporation's capital structure pursuant to Subsection B of Article VI; or

          - alter the purchase price formula so as to reduce the purchase price payable for the shares purchasable under the Plan; or

          - materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

          B. The Corporation shall have the right, exercisable in the sole discretion of the Plan Administrator, to terminate all outstanding purchase rights under the Plan immediately following the close of any Semi-Annual Period of Participation. Should the Corporation elect to exercise such right, then the Plan shall terminate in its entirety. No further purchase rights shall thereafter be granted or exercised, and no further payroll deductions shall thereafter be collected, under the Plan.

     X.   GENERAL PROVISIONS

          A. The Plan was initially adopted by the Board on January 27, 1994 and approved by the stockholders in March 1994. On November 6, 1995, the Board authorized a 400,000 share(3) increase to the number of shares of Common Stock available for issuance under the Plan, and stockholders approved that share increase at the 1996 Annual Stockholders Meeting. On December 17, 1996, the Board amended the Plan to increase the


---------------------
(3) As adjusted for the 3-for-2 split of the Common Stock effected on November 20, 1995.

                                   11.

number of shares of Common Stock reserved for issuance under the Plan by an additional 400,000 shares. However, no purchase rights shall be granted under the Plan on the basis of such share increase, and no shares of Common Stock shall accordingly be issued on the basis of that increase, unless and until the increase shall have been approved by the Corporation's stockholders at the 1997 Annual Stockholders Meeting. Should such stockholder approval not be obtained, then the 400,000-share increase authorized by the Board on December 17, 1996 shall not be implemented. However, all outstanding purchase rights under the Plan which have NOT been granted on the basis of that 400,000-share increase shall remain outstanding in accordance with the terms and provisions of the agreements evidencing those grants, whether or not stockholder approval of such share increase is obtained.

          B. On November 6, 1995, the Board also amended the Plan to allow Eligible Employees to enter an offering period under the Plan on any Semi-Annual Entry Date within that offering period on which they remain in Eligible Employee status. Prior to such amendment, Eligible Employees were only allowed to enter the offering period on the first Semi-Annual Entry Date on which they satisfied such Eligible Employee requirement. The stockholders approved such amendment at the 1996 Annual Stockholders Meeting.

          C. The Plan shall terminate upon the EARLIER of (i) the last business day in December 2003 or (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan.

          D. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

          E. Neither the action of the Corporation in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Corporation or any of its Corporate Affiliates for any period of specific duration, and such person's employment may be terminated at any time, with or without cause.

          F. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

                                   12.

                            SCHEDULE A

                  CORPORATIONS PARTICIPATING IN
                   EMPLOYEE STOCK PURCHASE PLAN
                     AS OF THE EFFECTIVE TIME



                GaSonics International Corporation

              GaSonics International Europe Limited

          GaSonics International Japan, Kabushiki Kaisha

             GaSonics International Korea Corporation

                          Tekisco, Inc.